                                                                    EXHIBIT 99.3

                   SYMANTEC CORPORATION STOCK OPTION AGREEMENT

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT

                              SYMANTEC CORPORATION
                               STOCK OPTION GRANT

JOHN W THOMPSON
308 OLIVE HILL LANE
WOODSIDE, CA USA 94062

EMPLOYEE ID: 12994

CONGRATULATIONS! YOU, (THE "OPTIONEE") HAVE BEEN GRANTED AN OPTION TO BUY SYMANTEC CORPORATION COMMON STOCK ("SHARES") AS FOLLOWS:


DATE OF GRANT:                  01/01/2000

TYPE OF OPTION (ISO OR NQ)      NQ

GRANT NUMBER:

TOTAL NUMBER OF SHARES
  SUBJECT TO OPTION:            20,000

EXERCISE PRICE PER SHARE:       $ 58.627

VESTING:                        (See Section 7 of Terms and Conditions of Grant)

EXPIRATION DATE:                12/31/2009

Optionee hereby acknowledges receipt of a copy of this Stock Option Grant (including the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A), and represents that Optionee has read and understands, and accepts, the terms and provisions contained therein. This agreement replaces and supercedes any other stock option agreement between Optionee and the Company relating to the same Stock option Grant. This agreement replaces the earlier version in order to correct clerical errors and none of the terms and conditions of such earlier version survive. The number of Shares and Exercise Price per Share listed in this Grant do not reflect the 2:1 stock split completed by the Company on January 31, 2002. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised participant to consult a tax advisor prior to such exercise or disposition.

SYMANTEC CORPORATION:                  OPTIONEE:

/s/Arthur F. Courville                 /s/John W. Thompson
------------------------               ---------------------------
Arthur F. Courville                    JOHN W. THOMPSON
SR. VP, GENERAL COUNSEL


                                       ---------------------------
                                       DATE


                                       1.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT


THIS STOCK OPTION GRANT IS SUBJECT TO TERMS AND CONDITIONS OF STOCK OPTION GRANT
                         ATTACHED HERETO AS EXHIBIT A.


                                       2.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT


                                    Exhibit A

                              SYMANTEC CORPORATION

                    STOCK OPTION GRANT - TERMS AND CONDITIONS


            1. Grant of Option. Symantec Corporation, a Delaware corporation, (the "Company" or "Symantec"), hereby grants to the optionee named in the Stock Option Grant (the "Optionee") an option (this "Option") to purchase the Total Number of Shares Subject to Option set forth in the Stock Option Grant (the "Shares") at the Exercise Price Per Share set forth in the Stock Option Grant (the "Exercise Price"), subject to all of the terms and conditions set forth in this Terms and Conditions of the Stock Option Grant (the "Grant") and in the employment agreement between the Company and Optionee dated April 11, 1999 (the "Employment Agreement"). This Option shall be a nonqualified stock option ("NQSO").

            2. Exercise Period of Option. Subject to the terms and conditions set forth in this Grant and in the Employment Agreement, Optionee may exercise this Option in whole or in part for any Vested Shares, as determined in accordance with Section 7 hereof; provided, however, that this Option shall expire and terminate on the Expiration Date set forth in the Stock Option Grant (the "Expiration Date"), which is ten years after the Date of Grant set forth in the Stock Option Grant (the "Grant Date"), or earlier, as provided in Section 4 hereof, and must be exercised, if at all, on or before the Expiration Date.

            3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:

                  (a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

            4. Termination of Option.

                  (a) Except as provided in the Employment Agreement, this Option shall terminate and may not be exercised if Optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company (each as defined in Section 13 hereof), except in the case of sick leave, military leave, or any other leave of absence approved by the committee appointed by the Company's Board of Directors to administer the Company's 1996 Equity Incentive Plan (the "Committee") or by any person designated by the Committee, provided that such leave is for a period of not more than ninety days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee or its designee will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "Termination Date").

                  (b) Involuntary Termination/Termination by the Company without Cause. If Optionee is terminated by the Company without Cause (as defined below) other than by Optionee's death or Disability, or if Optionee terminates his employment for Good Reason ("Involuntary Termination", as defined below), vesting and exercisability of this Option shall immediately be accelerated by two years and may be exercised by Optionee no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. Notwithstanding the foregoing, if Optionee's Involuntary Termination or Termination without Cause occurs within twelve (12) months after a Change in Control (as defined below), the vesting and exercisability of this Option (or securities of the surviving entity that are issuable upon exercise of this Option following the Change in Control) will be immediately accelerated in full and can be exercised until one (1) year after the Termination Date.

                  (c) Termination Because of Death or Disability. If Optionee is terminated because of death or Disability of Optionee, vesting and exercisability of this Option shall immediately be accelerated by two


                                       3.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT

years and may be exercised by Optionee no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. "Disability" means Optionee's complete inability to perform optionee's job responsibilities for a period of one hundred and eighty (180) consecutive days or one hundred and eighty (180) days in the aggregate in any twelve (12) month period.

                  (d) Voluntary Termination or Termination by the Company for Cause. If the Optionee is terminated for Cause or if Optionee terminates his employment other than for Good Reason ("Voluntary Termination"), then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

                  (e) Involuntary Termination. Involuntary Termination means termination by Optionee for Good Reason. "Good Reason" means (i) a material reduction in Optionee's duties that is inconsistent with Optionee's position as President and Chief Executive Officer of Symantec or a change in Optionee's reporting relationship such that Optionee no longer report directly to the Board of Directors; (ii) Optionee no longer being President and Chief Executive Officer of Symantec or, in the case of a Change in Control, of the surviving entity or acquiror that results from any Change in Control; (iii) any reduction in Optionee's base annual salary or target quarterly or annual bonus (other than in connection with a general decrease in the salary or target bonuses for all officers of Symantec without Optionee's consent) or material breach of Symantec of any of its obligations hereunder after providing Symantec with written notice an opportunity to cure within seven (7) business days; (iv) a requirement by Symantec that Optionee relocate his principal office to a facility more than 50 miles from Symantec's current headquarters; or (v) failure of any successor to assume this agreement.

                  (f) "Cause" means (i) gross negligence or willful misconduct in the performance of Optionee's duties to Symantec (other than as a result of a disability) that has resulted or is likely to result in substantial and material damage to Symantec, after a demand for substantial performance is delivered to Optionee by the Board of Directors which specifically identifies the manner in which the Board believes Optionee has not substantially performed his duties and Optionee has been provided with a reasonable opportunity to cure any alleged gross negligence or willful misconduct; (ii) commission of any act of fraud with respect to Symantec; or (iii) conviction of a felony or a crime involving moral turpitude causing material harm to the business and affairs of Symantec. No act or failure to act by Optionee shall be considered "willful" if done or omitted by Optionee in good faith with reasonable belief that Optionee's action or omission was in the best interests of Symantec.

                  (g) "Change in Control" means (i) any person or entity becoming the beneficial owner, directly or indirectly, of securities of Symantec representing forty (40%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger or consolidation of Symantec in which its voting securities immediately prior to merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, (iii) a sale of substantially all of the assets of Symantec or a liquidation or dissolution of Symantec, or (iv) individuals who, as of the Commencement Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of Symantec subsequent to the Commencement Date, whose election, or nomination for election by Symantec stockholders, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

Nothing in this Grant shall confer on Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.


                                       4.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT


            5. Manner of Exercise.

                  (a) This Option shall be exercisable by delivery to the Company of an executed written Notice of Intent to Exercise Stock Option in the form attached hereto, or in such other form as may be approved by the Company (the "Exercise Agreement"), which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

                  (b) Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check); (ii) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Option;
(iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (v) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (vi) by any combination of the foregoing where approved by the Committee, or its designee, in its sole discretion.

                  (c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

                  (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative or assignee.

            6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

            7. Vesting Schedule. Except as otherwise provided in the Employment Agreement and Section 4 hereof, shares that are vested pursuant to the vesting schedule set forth in this Section 7 are "Vested Shares" and exercisable hereunder, provided that the Optionee continues to provide services to the Company or a Parent, Subsidiary or Affiliate of the Company: The Shares shall vest at the rate of 16,666 shares per month beginning on the first day of the month following the fourth anniversary of the Date of Grant. If the application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares.


                                       5.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT


            8. Compliance with Laws and Regulations. The exercise of this Option and the issuance of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.

            9. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (b) Disposition of Shares. If the Shares are held for at least twelve months after the date of the transfer of the Shares pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes.

            10. Interpretation. Any dispute regarding the interpretation hereof shall be submitted by Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

            11. Governing Law. This Grant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Grant is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

            12. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Stock Option Grant or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile, rapifax or telecopier.

            13. Definitions. For purposes of this Grant, the following terms will have the following meanings:

                  "Affiliate" means any corporation that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.


                                       6.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT


                  "Company" means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

                  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

                  (d) if none of the foregoing is applicable, by the Committee in good faith.

                  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            14. Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Prices of and number of Shares subject to this Option, will be proportionately adjusted subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

            15. Assumption or Replacement of Options by Successor. Except as otherwise set forth in the Employment Agreement, in the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and this Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on Optionee), (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which mergers (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (iv) the sale of substantially all of the assets of the Company, or (v) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), this Option may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on Optionee, or the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionee as was provided to stockholders (after taking into account the existing provisions of the Option). In the event such


                                       7.

                                                                     J. THOMPSON
                                                           20,000 NON-PLAN GRANT


successor corporation (if any) fails to assume or substitute Options pursuant to a transaction described in this Section 15, this Option will expire on such transaction at such time and on such conditions as the Board shall determine.

            16. Entire Agreement. The Exercise Agreement is incorporated in this Grant by reference. This Grant and the Employment Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.


                                       8.

                                    EXHIBIT I

                    NOTICE OF INTENT TO EXERCISE STOCK OPTION

SYMANTEC CORPORATION
10201 Torre Avenue
Cupertino, CA 95014

DATE:   \   \
      --- --- ---
PURSUANT to the Stock Option Grants (detailed below) granted to me by Symantec Corporation (the "Company"), I hereby notify the company that I wish to exercise my right to purchase shares of common stock as described in the table below. I acknowledge that I have received, read and understood a copy of the Grant Agreement, and that such is incorporated herein by reference.

                                                                             Taxes
 Grant     Grant   Option Type   Option Price     Number        Total         Due      TOTAL DUE TO
 Number    Date    (NQ or ISO)    Per Share     of Shares   Option Price   (NQ Only)     SYMANTEC
 ------    ----    -----------    ---------     ---------   ------------   ---------     --------







                                TOTALS

1. I wish to sell the shares immediately in a "Same Day Sale" transaction, as defined in and allowed by the Grant. I hereby irrevocably authorize my broker, listed below, to pay to Symantec Corporation the Total Due to Symantec (specified above). The balance of proceeds from the sale should be paid directly to me, per my instructions. I understand that the Company will deliver the shares directly to the broker.

            [ ]  BT Alex Brown & Sons             Account number

            [ ]  BancBoston Robertson Stephens    Account number


2. I do not wish to sell the shares at this time. Payment for these shares will be made in a manner as defined in and allowed by the Grant and the Company. Please deliver the shares to the following address:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

[ ]   I am not a Company Insider.

[ ] I am a Company Insider and have received pre-clearance approval from Art Courville in the Company's Legal Department.


------------------------------------      --------------------------------------
Name                                      Signature

--------------------------------------------------------------------------------
Address

Social Security Number:  \   \            Office Location:
                       --- --- ---                        ----------------------

Daytime Telephone Number:                 Home Telephone Number:
                         ---------------                        ----------------


   Fax this form to the attention of "Stock Administration" in the Cupertino office, NOT to your broker.
                Stock Administration Fax Number: (408) 446-8118.